UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2016

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 4, 2016 at 5:00 p.m., New York City time, Liberty Interactive Corporation (the “Company”) completed its previously announced split-off (the “Split-Off”) of its former wholly-owned subsidiary Liberty Expedia Holdings, Inc. (“Splitco”).

The Split-Off was accomplished by the redemption (the “Redemption”) by the Company on a per share basis of: (i) 0.4 of each outstanding share of Series A Liberty Ventures common stock, par value $0.01 per share, as of 5:00 p.m., New York City time, on November 4, 2016 (such date and time, the “Redemption Date”) for 0.4 of a share of new Series A common stock, par value $0.01 per share, of Splitco and (ii) 0.4 of each outstanding share of Series B Liberty Ventures common stock, par value $0.01 per share, as of the Redemption Date, for 0.4 of a share of new Series B common stock, par value $0.01 per share, of Splitco, with cash paid in lieu of fractional shares (after taking into account all of the shares of Liberty Ventures common stock and Splitco common stock owned by each holder thereof, as applicable).  As a result of the Split-Off, Splitco is an independent, publicly traded company and its assets and liabilities consist of the Company’s 15.7% ownership interest and 52.3% voting interest (as of September 30, 2016) in Expedia, Inc. (“Expedia”), the Company’s wholly owned subsidiary Bodybuilding.com, LLC, corporate level cash and cash equivalents of $50 million and $350 million in indebtedness.  Prior to the Split-Off, Splitco distributed $300 million in cash to the Company (the source of which was proceeds from a margin loan entered into by Splitco prior to the completion of the Split-Off). All of the businesses, assets and liabilities currently attributed to the Company’s Ventures Group that are not held by Splitco will remain with the Company and continue to be attributed to the Ventures Group.

In connection with the Split-Off, the following agreements were entered into by the Company (the “Split-Off Agreements”):

•                  a Reorganization Agreement, dated as of October 26, 2016, between the Company and Splitco, which provides for, among other things, the principal corporate transactions (including the internal restructuring) required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between the Company and Splitco with respect to and resulting from the Split-Off; and

•                  a Tax Sharing Agreement, dated as of November 4, 2016, between the Company and Splitco, which governs the Company’s and Splitco’s respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters.

The section of the proxy statement/prospectus forming a part of Amendment No. 5 to Splitco’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on September 30, 2016 (File No. 333-210377), entitled “Certain Relationships and Related Party Transactions—Relationships Between Splitco and Liberty Interactive and/or Liberty Media” which describes the material terms of the Split-Off Agreements, is incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Split-Off Agreements, which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K.

Item 8.01.  Other Events

On November 4, 2016, the Company and Splitco issued a joint press release (the “Press Release”) announcing the completion of the Split-Off. The full text of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits

(b) The information required to be filed pursuant to Items 2.01 and 9.01 pursuant to Article 11 of Regulation S-X is filed herewith for the quarter ended June 30, 2016 as Exhibit 99.2.

(d)  Exhibits

Exhibit No.	Name

2.1

Reorganization Agreement, dated as of October 26, 2016, between Liberty Interactive Corporation and Liberty Expedia Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Post-Effective Amendment No. 1 to Liberty Expedia Holdings, Inc.’s Registration Statement on Form S-4 filed on November 4, 2016 (File No. 333-210377)).

10.1	Tax Sharing Agreement, dated as of November 4, 2016, between Liberty Interactive Corporation and Liberty Expedia Holdings, Inc.
99.1	Press Release, dated November 4, 2016.
99.2	Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2016

LIBERTY INTERACTIVE CORPORATION

	By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

2.1

Reorganization Agreement, dated as of October 26, 2016, between Liberty Interactive Corporation and Liberty Expedia Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Post-Effective Amendment No. 1 to Liberty Expedia Holdings, Inc.’s Registration Statement on Form S-4 filed on November 4, 2016 (File No. 333-210377)).

10.1	Tax Sharing Agreement, dated as of November 4, 2016, between Liberty Interactive Corporation and Liberty Expedia Holdings, Inc.
99.1	Press Release, dated November 4, 2016.
99.2	Financial Information.